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                                                                    Exhibit 23.1

                         Consent of Ernst & Young, LLP
                   Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statements (forms S-3 No. 33-47060, 33-47610, 33-61204, 33-78296, 33-84554 and 333-11765)
of Hydron Technologies, Inc. and in the related Prospectus of our report dated February 19, 1997, with respect to the financial statements of Hydron Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


/s/ Ernst & Young, LLP


West Palm Beach, Florida
March 25, 1997